3: Exhibit 99-1

Exhibit 99-1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Noland Company.

Lloyd U. Noland, III

Lloyd U. Noland, III

Chief Executive Officer

Arthur P. Henderson, Jr.

Arthur P. Henderson, Jr.

Vice President - Finance